Exhibit 99.2

March 6, 2013

Dear Financial Advisor,

We are pleased to announce that Cole Credit Property Trust III, Inc. (“CCPT III”) has executed a definitive merger agreement, pursuant to which CCPT III will acquire Cole Holdings Corporation (“Cole Holdings”). This transformational transaction is expected to provide CCPT III stockholders the accretive benefits of combining a leading real estate investment management firm with tremendous growth potential with CCPT III’s highly attractive real estate portfolio, while also potentially increasing funds from operations (“FFO”) and enhancing stockholder liquidity. CCPT III will change its name to Cole Real Estate Investments, Inc. (“Cole Real Estate Investments”) upon completion of the transaction and will pursue a listing on the New York Stock Exchange (“NYSE”).

For over a decade, a primary strategy in the asset management industry has been the creation of large, full-service firms with the scale and resources necessary to compete effectively in a changing environment. We believe that the real estate industry has been lagging behind in terms of the creation of full-service asset managers that can provide a comprehensive suite of products and services to distribution partners. Through this compelling combination, we have the opportunity to realize the vision of creating a world-class real estate platform, while continuing to provide investors the benefits of owning high-quality, income-producing real estate leased long-term to creditworthy corporations.

Cole Holdings, built upon more than 30 years of work, is a full-scale real estate investment management firm that currently manages over $12 billion of real estate assets for over 160,000 individual investors represented by more than 13,000 financial advisors. We are thrilled about the substantial growth potential and income generation that this combination will offer to all Cole Real Estate Investments stockholders upon closing. We believe this announcement provides recognition of the value proposition of the non-listed REIT industry and we look forward to significant opportunities that this exciting transaction will deliver to investors for generations to come.

Transaction Highlights

While there are many elements that comprise this transaction, several highlights include:

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Scale – CCPT III is one of the largest REITs focused on the net-lease commercial real estate sector, and following a listing, Cole Real Estate Investments would be the second largest publicly-traded REIT in the net-lease commercial real estate sector.

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Consistency – CCPT III stockholders will continue to benefit from the knowledge and operational efficiencies resulting from seamless integration of the same real estate management platform that has acquired and managed the real estate assets of CCPT III since its inception.

•	Value – The transaction is expected to be immediately accretive to CCPT III’s FFO and to support an increase in the Company’s annualized dividend rate to $0.70 per share upon closing.

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Liquidity – Upon the planned listing on the NYSE, stockholders will have even greater access to liquidity/flexibility to sell or retain shares based on public market value, representing an opportunity to achieve a liquidity event substantially earlier than was previously anticipated for CCPT III stockholders.

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Access – Cole Real Estate Investments will have the opportunity not only to continue raising capital from retail distribution channels, but also to increase its access to institutional investors and related capital sources. Further, the company will be better positioned to capitalize on other accretive opportunities beyond organic capital raising opportunities.

Cole Real Estate Investments  —  2325 East Camelback Road, Suite 1100  —  Phoenix, Arizona 85016

P: 602.778.8700  —  F: 602.778.8780  —  www.ColeCapital.com

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Growth – Cole Real Estate Investments will benefit from its new income stream of fees earned from the management of other real estate vehicles, as well as the efficiencies resulting from the elimination of its external management fees.

•	Potential – This transformational transaction creates a historic opportunity to participate in the next evolution of real estate asset management.

Creating a new paradigm in real estate asset management that can provide financial advisors and investors with sound investment strategies and innovative investment vehicles requires a confluence of several positive factors. With the powerful combination announced today, we believe that our goal of being the premier, trusted brand in real estate, and most capable partner in delivering best-in-class long-term results to our clients, is even more attainable. Furthermore, having greater access to diversified capital sources and income streams strengthens our position as we expand into new client bases and offer even more product innovation. We are confident that this transaction will accelerate our progress on these initiatives and generate greater value for all Cole Real Estate Investments stockholders.

Thank you for your clients’ investment in CCPT III and your partnership with Cole Holdings. We will be mailing a letter to all stockholders to assist you in communicating this positive announcement. For your convenience, we have included a copy of the press release announcing this transaction that provides additional detail. We encourage you to contact us if you have any questions or need additional information. Please do not hesitate to call your Cole sales representative at 866-341-2653.

Sincerely,

Christopher H. Cole	Marc Nemer
Executive Chairman and Founder	President and Chief Executive Officer
Cole Real Estate Investments	Cole Real Estate Investments

Cole Real Estate Investments  —  2325 East Camelback Road, Suite 1100  —  Phoenix, Arizona 85016

P: 602.778.8700  —  F: 602.778.8780  —  www.ColeCapital.com

Additional Information and Where to Find It

CCPT III will seek stockholder approval to amend its charter to eliminate provisions applicable to non-listed companies and to more closely reflect the charters of its publicly traded peers at its annual meeting to be held in June 2013. Cole Real Estate Investments intends to list its common shares on the NYSE promptly after the charter is amended. This letter may be deemed to be solicitation material in respect of the charter amendments to be presented to CCPT III’s stockholders for consideration at the 2013 annual stockholders’ meeting. CCPT III expects to file a proxy statement with the SEC in connection with the 2013 annual stockholders’ meeting. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement and other relevant documents filed with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by CCPT III with the SEC will be available free of charge by directing a written request to Cole Credit Property Trust III, Inc., 2325 East Camelback Road, Suite 1100, Phoenix, Arizona, 85016, Attention: Investor Relations.

Participants in Solicitation

CCPT III and its directors and executive officers and other members of management may be deemed to be participants in the solicitation of proxies in respect of the charter amendments to be considered at the 2013 annual stockholders’ meeting of CCPT III. Information regarding the interests of CCPT III’s directors and executive officers in the proxy solicitation will be included in CCPT III’s definitive proxy statement.

Forward-Looking Statements

Certain statements contained in this letter may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding the transaction and the ability to consummate the transaction, anticipated dividends, CCPT III’s ability to successfully list on the NYSE and the expected accretion to FFO. We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such statements include, in particular, statements about CCPT III’s plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of CCPT III’s performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter. CCPT III makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this letter, and does not intend, and undertakes no obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Cole Real Estate Investments  —  2325 East Camelback Road, Suite 1100  —  Phoenix, Arizona 85016

P: 602.778.8700  —  F: 602.778.8780  —  www.ColeCapital.com